Exhibit (h)(4)(l)
PACIFIC LIFE FUNDS
AMENDMENT TO SUB-ADMINISTRATION AND ACCOUNTING
SERVICES AGREEMENT
     This Amendment (“Amendment”) is made as of the 1st day of January, 2010, by and among PACIFIC LIFE FUNDS (formerly, Pacific Funds) (the “Fund”), PACIFIC LIFE INSURANCE COMPANY (“Pacific Life”) and PNC GLOBAL INVESTMENT SERVICING (U.S.) INC. (formerly, PFPC Inc.) (“PNC”).
BACKGROUND:
A.	Effective July 11, 2008, PFPC Inc. changed its name to PNC Global Investment Servicing (U.S.) Inc.

B.	PNC, Pacific Life and the Fund entered into a Sub-Administration and Accounting Services Agreement dated as of August 1, 2001, as amended to date, (the “Agreement”) relating to PNC’s provision of sub-administration and accounting services to the Fund and its portfolios (each a “Portfolio”).

C.	The parties desire to amend the Agreement as set forth herein.
TERMS:
The parties hereby agree that:
1.	All references to “PFPC Inc.” in the Agreement are hereby replaced with “PNC Global Investment Servicing (U.S.) Inc.” and all references to “PFPC” in the Agreement are hereby replaced with “PNC”.

2.	Section 17 (a) of the Agreement is hereby deleted in its entirety and replaced with the following:
“(a) This Agreement shall be effective on the date first written above and shall continue through December 31, 2012 (the “Initial Term”).”
3.	Miscellaneous.
(a)	Capitalized terms not defined in this Amendment shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.

(c)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(e)	This Amendment shall be governed by the laws of the State of Delaware, without regard to its principles of conflicts of laws.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

PACIFIC LIFE FUNDS
By:	/s/ Howard T. Hirakawa
	Name:	Howard T. Hirakawa
	Title:	Vice President

By:	/s/ Audrey L. Milfs
	Name:	Audrey L. Milfs
	Title:	Vice President & Secretary

PACIFIC LIFE INSURANCE COMPANY
By:	/s/ Howard T. Hirakawa
	Name:	Howard T. Hirakawa
	Title:	Vice President

By:	/s/ Audrey L. Milfs
	Name:	Audrey L. Milfs
	Title:	Vice President & Secretary

PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.
By:	/s/ Jay F. Nusblatt
	Name:	Jay F. Nusblatt
	Title:	Sr. Vice President